                                  EXHIBIT 23.1

                  CONSENT OF SHATSWELL, MACLEOD & COMPANY, P.C.
                        INDEPENDENT ACCOUNTANTS' CONSENT




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               [LETTERHEAD OF SHATSWELL, MACLEOD & COMPANY, P.C.]


                                                                    EXHIBIT 23.1


                        INDEPENDENT ACCOUNTANTS' CONSENT


The Board of Directors
Bay State Bancorp, Inc.:


We consent to incorporation by reference in the registration statement on Form S-8 of Bay State Bancorp, Inc. of our report dated April 27, 1998 relating to the consolidated balance sheets of Bay State Bancorp, Inc. and Subsidiaries as of March 31, 1998 and March 31, 1997, and the related consolidated income statements, changes in equity and cash flows, for each of the years in the three-year period ended March 31, 1998, which report appears in the March 31, 1998 Form 10-KSB filed by Bay State Bancorp, Inc.

                                    SHATSWELL, MACLEOD & COMPANY, P.C.

                                    /s/ Shatswell, MacLeod & Company, P.C.





January 27, 1999
West Peabody, Massachusetts